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                                                                   EXHIBIT 10.34

                               AGENCY AGREEMENT


     USA Commercial Mortgage Company, a Nevada corporation, ("USA"), and INCO Homes Corporation, a Delaware corporation ("Inco) hereby agree that USA shall provide financial advisory and consulting services to Inco in connection with the proposed merger (the "Merger") between Inco and American Communities Inc., a Nevada corporation ("AmCom"). In connection therewith, the parties further agree as follows:

     1.  Scope of Services.  USA has located AmCom to merge with Inco, and will
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assist Inco in structuring the transaction required to accomplish the Merger.
USA has no obligation hereunder to raise any money. Should Inco desire that USA raise money to accomplish the Merger, or for any other reason, then a separate agreement between the parties shall be prepared, which shall include appropriate provisions for the compensation of USA.

     2.  Information on Inco.  In connection with USA's activities hereunder,
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Inco will, at USA's request, furnish USA with all material and information regarding its business and financial conditions (all such information so furnished being the "Information") and with an information memorandum with respect to Inco and the Merger (such memorandum, including all exhibits or supplements thereto, the "Offering Materials"). Inco recognizes and confirms that USA: (a) will use and rely solely on the Information, the Offering Materials and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) is authorized as Inco's financial advisor to transmit to AmCom a copy or copies of the Information, Offering Materials and other legal documentation necessary or advisable in connection with the transaction contemplated hereby; (c) does not assume responsibility for the accuracy or completeness of the information; (d) will not make an appraisal of any assets or liabilities of Inco; and (e) retains the right to continue to perform due diligence on Inco during the course of the engagement.

     3.  Structure of Deal.  Inco acknowledges that the structure of the
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Merger as presently contemplated will result in Inco's being the surviving company. Inco will acquire AmCom in exchange for cash or other commercial paper and/or securities, with the securities being either debt or equity instruments, or a combination of both. The parties understand, however, that a different form of combination may ultimately occur.

     4.  Conflicts of Interest.  USA shall use its best judgment to fully,
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fairly, and honestly advise Inco regarding methods, procedures, sources and structuring of the financing to accomplish the Merger (or other form of combination, if a different form is ultimately deemed appropriate). USA represents, however, that its expertise is in developing financing strategies and plans, and in understanding the financial markets, not in the legal ramifications, whether regarding conflicts or otherwise, of any particular

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plan. Inco represents that it is sophisticated, and has independent, competent legal counsel with whom it is consulting with respect to all aspects of the Merger.

     5.   Use of Name.  Inco agrees that any reference to USA in any release,
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communication, or material distributed to prospective financiers of Inco or the
Merger is subject to USA's prior written approval, which may be given or withheld in its sole discretion. If USA resigns prior to the dissemination of any such release, communication or material, no reference shall be made therein to USA, despite any prior written approval that may have been given therefor.

     6.   Use of Advice.  No statements made or advice rendered by USA in
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connection with the services performed by USA pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to in, any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by Inco or by any person or corporation controlling, controlled by or under common control with Inco, or by any director, officer, employee, agent or representative of any such person, without the prior written authorization of USA, which may be given or withheld in its sole discretion, except to the extent required by law ( in which case the appropriate party shall so advise USA in writing prior to such use and shall consult with USA with respect to the form and timing of disclosure).

     7.   Compensation.  In full payment for services rendered and to be
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rendered hereunder by USA, Inco agrees to compensate USA, upon completion of the
Merger contemplated herein, as follows:

     (a) Subject to shareholder approval, USA shall receive an option to purchase up to 250,000 shares of common stock in the merged Company, adjusted for stock splits and stock dividends, for $2.00 per share, which option shall be exercisable for ten years, and which shall permit USA to purchase, at its option, any or all of the shares at any time or times during the ten year period. This shall be the sole compensation for USA's services hereunder, and USA shall be completely liable for all of its out-of-pocket costs and expenses, time and overhead in connection with performing its services hereunder.

     (b) In addition to the foregoing, USA shall have the right to demand and receive registration rights for the stock underlying its option at any time until February 1, 2000. USA and its affiliates, including International Equity Partners, agree to a lockup of their shares until February 1, 2000.

     (c) If Inco's shareholders do not approve the stock options and registration rights described above, then USA shall receive for its services rendered hereunder the sum of $400,000, payable as follows: (1) $200,000 within two business days of the day that Inco's shareholder's approve the transaction, in whatever form the companies finally agree upon, combining AmCom and Inco; and (2) $50,000 quarterly thereafter.

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     (d)  USA may resign at any time, and Inco may terminate USA's services at any time, each by giving written notice to the other. If Inco terminates USA's services hereunder, Inco completes the Merger contemplated herein within one year of such termination, then Inco shall grant to USA concurrently with the closing of such transaction the option described in Section 7(a).

     8.   Representations and Warranties.  Inco represents and warrants to USA
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that (a) this Agreement has been duly authorized, executed and delivered by
Inco; and, assuming the due execution by USA, constitutes a legal, valid and binding agreement of Inco, enforceable against it in accordance with its terms, and (b) the Information and the Offering Materials will not, when delivered nor at the closing of the Merger contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Inco shall advise USA promptly of the occurrence of any event or any other change prior to the closing which results in the Information or Offering Materials containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Inco shall deliver to USA an appropriate resolution of its Board of Directors approving this contract, it being understood that Thomas Hantges will not participate in the vote on that resolution. Inco further agrees to jointly issue a disclosure statement regarding the relationship between itself and USA in connection with this Agreement.

     9.   Survival of Certain Provisions.  The provisions of Section 2, 3, 4, 5,
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6, 7, 8, 9, 15 and 16 of this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of USA, or by or on behalf of any affiliate of USA or any person controlling either, (b) completion of the Merger, (c) the resignation of USA or any termination of USA's services or (d) any amendment, expiration or termination of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of Inco, USA, and the Indemnified Persons.

     10.  Notices.  Notice given pursuant to any of the provisions of this
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Agreement shall be in writing and shall be mailed or delivered (a) if to Inco, at 1282 West Upland Highway, Upland, California 91786, Attention: Ira Norris; and (b) if to USA, at 3900 Paradise Road, Suite 263, Las Vegas, Nevada 89109,
Attention: Thomas Hantges.

     11.  Counterparts.  This Agreement may be executed simultaneously in two
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or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     12.  Assignment.  This Agreement may not be assigned by any party hereto
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without prior written consent of the others, to be given in the sole discretion of the parties from whom such consent is being requested. Any attempted assignment of this

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Agreement made without such consent may be void, at the option of the non-
assigning parties.

     13.  Third Party Beneficiaries.  This Agreement has been and is made solely
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for the benefit of Inco, USA and the other Indemnified Persons referred to in schedule A hereof and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

     14.  Construction and Choice of Law.  This Agreement incorporates the
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entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist and shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflicts of law.

     15.  Jurisdiction and Venue.  Each party hereto consents specifically
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to the exclusive jurisdiction of the courts of the State of California, sitting in the County of San Bernardino, and any court to which an appeal may be taken in connection with any action filed pursuant to this agreement, for the purposes of all legal proceedings arising out of or relating to this Agreement. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court's exercise of personal jurisdiction over each party to this Agreement or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of California.

     16.  Headings.  The section headings in this Agreement have been inserted
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as a matter of convenience of reference and are not part of this Agreement.

     17.  Amendment.  This Agreement may not be modified or amended except
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in a writing duly executed by the parties hereto.

     18.  Term.  Except as provided herein, this Agreement shall run from the
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date of this Agreement to a date of one year thereafter, unless extended by mutual consent of the parties (the "Term").


Dated this ___ day of February, 1999.


USA COMMERCIAL MORTGAGE COMPANY              INCO HOMES CORPORATION


By:__________________________________        By:__________________________
   Joseph D. Milanowski, President              Ira Norris, President

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